Birmingham Steel Corporation



                                                             September 15, 1998



Dear Stockholder:

Recently, you received a copy of the Company's Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card. The record date for determination of stockholders entitled to receive notice of and to vote at the meeting is August 28, 1998, rather than August 21, 1998 as indicated in the Proxy Statement. The information contained in the table of beneficial ownership of common stock on page 2 of the Proxy Statement is provided as of August 21, 1998.

We encourage you to sign, date and return the proxy card whether or not you plan to attend the meeting in person. Doing so will not prevent you from voting in person if you later decide to attend the meeting.



                                            Sincerely,



                                            Catherine W. Pecher
                                            -------------------
                                            Catherine W. Pecher
                                            Vice President and Secretary